As filed with the Securities and Exchange Commission on January 17, 2014

Registration No. 333-193144

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2932652
(State or other jurisdiction of	(IRS Employee
incorporation or organization)	Identification No.)

11220 Elm Lane, Suite 203

Charlotte, North Carolina 28277

(704) 366-5122

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael D. Pruitt

Chief Executive Officer

Chanticleer Holdings, Inc.

11220 Elm Lane, Suite 203

Charlotte, North Carolina 28277

(704) 366-5122

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Sudhir N. Shenoy, Esq.

Womble Carlyle Sandridge & Rice, LLP

One Wells Fargo Center

301 S. College St., Suite 3500

Charlotte, North Carolina 28202

(704) 331-4900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed for the purpose of filing the legal opinion of Womble Carlyle Sandridge & Rice, LLP (Exhibit 5.1) to the Registration Statement (Commission File No. 333-193144). No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimated, except the registration fee:

SEC registration fee	$1,103
Printing fees and expenses	2,000
Legal fees and expenses	20,000
Accounting fees and expenses	15,000
Miscellaneous	2,000
Total	$40,103

Item 15. Indemnification of Directors and Officers

We are subject to the laws of Delaware on corporate matters, including its indemnification provisions. Section 102 of the General Corporation Law of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The statute provides that indemnification pursuant to these provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

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Article Tenth of our certificate of incorporation, as amended, states that to the fullest extent permitted by the DGCL, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Article XI of our bylaws, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), may be indemnified and held harmless by us, and we may advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, if this person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The indemnification provided in our bylaws is not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits and Financial Statement Schedules

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 17. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(b)	The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on January 17, 2014.

CHANTICLEER HOLDINGS, INC.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: January 17, 2014	/s/ Michael D. Pruitt
Michael D. Pruitt, Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors

Dated: January 17, 2014	*
Eric S. Lederer, Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: January 17, 2014	*
Michael Carroll, Director

Dated: January 17, 2014	*
Keith Johnson, Director

Dated: January 17, 2014	*
Paul I. Moskowitz, Director

Dated: January 17, 2014	*
Russell J. Page, Director

* By:       /s/ Michael D. Pruitt

Michael D. Pruitt

Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger dated September 2013 between the Company and American Roadside Burgers, Inc. (9)

2.2	Share Purchase Agreement dated October 2013 between Company and Manchester Wings Limited (11)

2.3	Tax Covenant to October 2013 Share Purchase Agreement with Manchester Wings Limited (11)

2.4	Subscription Agreement dated November 2013 among the Company, JF Restaurants, LLC and the other parties named therein (12)

2.5	Assignment, Assumption, Joinder and Amendment Agreement dated December 2013 among the Company, JF Franchising Systems, LLC and the other parties named therein (14)

3.1(a)	Certificate of Incorporation (2)

3.1(b)	Certificate of Merger, filed May 2, 2005 (3)

3.1(c)	Certificate of Amendment, filed July 16, 2008 (1)

3.1(d)	Certificate of Amendment, filed March 18, 2011 (4)

3.1(e)	Certificate of Amendment, filed May 23, 2012 (6)

3.2	Bylaws (2)

4.1	Form of Common Stock Certificate (5)

4.2	Form of Unit Certificate dated June 2012 (7)

4.3	Form of Warrant Agency Agreement dated June 2012 with Form of Warrant Certificate with $6.50 Exercise Price (7)

4.4	Form of 6% Secured Subordinate Convertible Note dated August 2013 (8)

4.5	Form of Warrant for August 2013 Convertible Note with $3.00 Exercise Price (8)

4.6	Form of Warrant for September 2013 Merger Agreement with $5.00 Exercise Price (9)

4.7	Form of Warrant for September 2013 Subscription Agreement with $5.00 Exercise Price (10)

4.8	Form of Warrant for November 2013 Subscription Agreement with $5.50 and $7.00 Exercise Price (13)

5.1	Opinion of Womble Carlyle Sandridge & Rice, LLP

23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm

23.2 *	Consent of Creason & Associates, P.L.L.C., Independent Registered Public Accounting Firm

23.3*	Consent of Marcum LLP, Independent Registered Public Accounting Firm

23.4	Consent of Womble Carlyle Sandridge & Rice, LLP (included in its opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to the Registration Statement on Form S-3)

*	Previously filed.

(1)	Incorporated by reference to the exhibit filed with our Registration Statement on Form S-1/A (Registration No. 333-178307), filed with the SEC on February 3, 2012.

(2)	Incorporated by reference to the exhibit filed with our Registration Statement on Form 10SB-12G, filed with the SEC on February 15, 2000 (File No. 000-29507).

(3)	Incorporated by reference to the exhibit filed with our Quarterly Report on Form 10-Q, filed with the SEC on August 15, 2011.

(4)	Incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the SEC on March 18, 2011.

(5)	Incorporated by reference to the exhibit filed with our Registration Statement on Form S-1 (Registration No. 333-178307), filed with the SEC on December 2, 2011.

(6)	Incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the SEC on May 24, 2012.

(7)	Incorporated by reference to the exhibit filed with our Registration Statement on Form S-1/A (Registration No. 333-178307), filed with the SEC on May 30, 2012.

(8)	Incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the SEC on August 5, 2013.

(9)	Incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the SEC on October 1, 2013.

(10)	Incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the SEC on October 10, 2013.

(11)	Incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the SEC on October 24, 2013.

(12)	Incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the SEC on November 5, 2013.

(13)	Incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the SEC on November 13, 2013.

(14)	Incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the SEC on December 12, 2013.

Our SEC file number reference for documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, is 001-35570. Prior to June 7, 2012, our SEC file number reference was 000-29507.